MATERIAL CONTRACTS

SHARE EXCHANGE & ACQUISITION AGREEMENT

THIS AGREEMENT, made and entered into this 14th day of May, 2004, by and between Carmina Technologies, Inc. (hereinafter referred to as “CARL”), a Utah Corporation and Advanced Integrated Management Services, Inc., (AIMSI) a privately held Tennessee corporation, the Company, and Reginald Hall, sole shareholder of AIMSI.

WITNESSETH

WHEREAS, CARL desires to acquire all of the issued and outstanding capital stock of the Company, and

WHEREAS, Hall is the holder of all the Company’s capital stock outstanding, and desires to transfer all of the issued and outstanding capital stock of the Company to CARL in exchange for such consideration as is set forth herein, and

WHEREAS, it is the intention of the parties to this Agreement that the transactions evidenced hereby qualify as a reorganization pursuant to such sections of the Internal Revenue Code of 1954, as amended (the “Code”), as are applicable, including, without limitation, Section 368 (a)(1)(b) thereof, and that there not be a taxable gain or loss recognized by CARL, Company or the Company Shareholders upon consummation of the transaction evidenced hereby, and

WHEREAS, the transactions evidenced hereby are to be submitted for approval at a special meeting of the Board of Directors of CARL and Company and by the Company Shareholders by unanimous consent, dated on even date herewith;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which is hereby acknowledged, this Agreement is adopted as a reorganization pursuant of the Code and THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

REPRESENTATIONS AND WARRANTIES OF CARL

CARL represents and warrants to Company and the Company Shareholders as follows:

1.1

CARL Profile.  CARL is currently conducting, but has not engaged in business operations which generated significant revenues and will not have conducted business operations other than those described herein.  Other than the costs associated with transaction proposed herein,  CARL has no liabilities of any nature, whether accrued absolute, contingent, known or otherwise, except as described in its financial statements.  CARL has no assets except as disclosed on its audited financial statements    Within thirty days of the closing of this document, CARL will have divested itself of all assets and liabilities, including the series of notes payable to the Rhonda corporation and other individuals and ceased its current operations.  All notes payables will be converted with releases given with the exception of an $80,000 note payable to the Rhonda Corporation.  The Company will not be responsible for any liabilities caused by the operation of CARL prior to the Company taking control of public company.  There is a lawsuit involving CARL and Carmina Canada, Inc. and the divested company shall be responsible for all liabilities incurred.

a.

CARL will do that by organizing a subsidiary corporation and then authorizing a spin-out of the shares of that corporation to its present of-record stockholders on a pro-rata basis as a partial liquidating stock dividend, that it will Issue those certificates at this time, but that it will not distribute the certificates unless and until it is in receipt of an opinion of counsel that there is adequate information about the spin-off and the subsidiary and its business available to the trading markets; and

b.

That CARL organized a prior subsidiary in July of 2001, i.e. Tamco Holdings to which CARL transferred its interest in certain mineral properties and authorized a pro-rata spin-out as a partial liquidating dividend, and which it will now proceed to complete on the same basis as described above.

1.2

Financial Statements.  CARL has delivered a copy of its audited financial statements as of and for the period ended December 31, 2002, together with all notes thereto, and reviewed interim financial statements for the first three quarters in 2003.  The financial statements were prepared in reasonable detail in accordance with U.S. generally accepted accounting principles applied on a consistent basis, which financial statements contain a Balance Sheet, a Statement of Cash Flows as of and for the year ended December 31, 2002 and for the first three quarters in 2003.

1.3

Employment Agreements; Benefit Plans.  There is not currently any employment or severance agreement to which CARL was or is subject or by which it was or is bound.  Further, no such agreement will arise in the future as a result of acts which have occurred previous to or concurrent with the date hereof.  Further, CARL is not subject to, nor has it established, a benefit plan, whether pursuant to the Code or otherwise, other than disclosed in CARL’s public filings.  No shares of common stock, options to acquire common stock or other benefits have been issued under, or pursuant to, any such plan or arrangement.

1.4

Permits and Licenses.  The Business of CARL has complied and currently complies in all material respects with all applicable laws and regulations.  Further, the business of CARL does not currently require, and has not in the past required, application to procure any license, permit, franchise, order or approval.

1.5

Litigation.  There is no litigation or proceeding pending or threatened against or relating to CARL or its business, except for the lawsuit regarding Carmina Canada, Inc. which shall be handled by the divested company.

1.6

Contracts, Agreements and Leases. Other than its agreement with its legal counsel, auditor, and transfer agent, CARL is not a party to any contracts, agreements, permits, licenses, plans, leases or similar arrangements.  The obligations of CARL owed to its legal counsel and transfer agent will be paid in full through closing by CARL, without exception.

1.7

Authorization.  CARL has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement, the consummation of the transactions evidenced hereby and the performance of its obligations hereunder.

1.8

Enforceable Obligations.  This Agreement is a legal and binding obligation of CARL, enforceable in accordance with the terms hereof, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights and general equitable principles.

1.9

No Conflicts or Consents.  The Execution and delivery by CARL of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provision of law, statute, rule or regulation or any judgment applicable to or binding upon CARL, nor will it result in the creation of any lien, charge or encumbrance.  No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with execution and delivery by CARL of this Agreement or the consummation of the transactions evidenced hereby.  Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Articles of Incorporation or bylaws of CARL.

1.10

Organization and Good Standing.  CARL is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all corporate powers required to carry on its business and enter into and carry out the transactions evidenced herein.  CARL is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted makes such qualification necessary.  As of the closing date hereof, CARL will not have any subsidiaries or interests in any corporation, partnership, limited partnership or other business entity.  Both the Articles of Incorporation and the By-Laws of the corporation only require a simple majority for any vote of the Board or Shareholders.

1.11

Capitalization.  As of the date hereof, prior to execution of this Agreement, the authorized capital stock of CARL consists of 40,000,000 shares of common stock, $.00 par value, of which 25,056,000 of such shares are issued and outstanding.  All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions there from.

1.12

Tax Filings.  All tax reports of CARL have been filed as due and no filings are delinquent.  Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability.

1.13

Compliance With Law.  CARL is in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the U.S. Securities and Exchange Commission and all applicable state departments.

1.14

Disclosure.  No representations or warranties by CARL in this Agreement and no statement contained in any document (including, without limitation, financial statements), certificate or other writing furnished or to be furnished by CARL to Company or the Company Shareholder pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  There are no facts known to CARL which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise) result of operations, assets, liabilities or business of CARL.

1.15

Execution.  The execution and delivery by CARL of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provisions of law, statute, rule or regulation or any judgment applicable to or binding upon CARL, nor will it result in the creation of any lien, charge or encumbrance.  No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with transactions evidenced hereby.  Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein, has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an even which with the lapse of time or notice and the lapse of time could or would constitute a default under the Articles of Incorporation, as amended, or bylaws of CARL.

ARTICLE II

REPRESENTATION AND WARRANTIES

OF COMPANY AND THE COMPANY’S SHAREHOLDER

Company and Hall represent and warrant to CARL as follows:

2.1

Organization and Good Standing.  The Company is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all powers required to carry on its business.  The Company is qualified to do business and is in good standing in all jurisdictions wherein the character of its properties or the nature of its business makes such qualifications necessary.

2.2

Authorization.  The Company and Hall have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of their obligations and the obligations of Company hereunder.

2.3

No Conflicts or Consents.  The execution and delivery by the Company and Hall of this Agreement and their performance of those obligations set forth herein have not conflicted and will not conflict with any provision of law, stature, rule or regulation or of any agreement or judgment applicable to or binding upon them or Company, or result in the creation of any lien, charge or encumbrance upon any of their assets or properties, or upon those of Company except that the Company presently is not in compliance with its debt covenants on its obligation with AmSouth Bank in Nashville, Tennessee.  No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company, or by the Company Shareholders, of this Agreement or the consummation of the transaction evidenced hereby.  Neither the execution of this Agreement nor its consummation in accordance with its terms has conflicted or will conflict with or constitute a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which Company or the Company Shareholders are a party or by which either or all of them are bound.

2.4

Enforceable Obligations.  This Agreement is a legal and binding obligation of Company and the Company and Hall, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights and general equitable principles.

2.5

Capitalization.  The authorized capital stock of Company consists of (1,000) shares of common stock at $0.00 par value per share, of which (1,000) are issued in outstanding and fully paid for and nonassessable.  Company has no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Company of any shares of its capital stock.  All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions there from.

2.6

Financial Statements.  Company has provided CARL with audited consolidated financial statements for the period ended September 30, 2003 together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis as well as the unaudited financial statements through April 15, 2004.  There have been no material adverse changes in the Company since the September 30, 2003 statement.

2.7

Other Information and Inspections.  Company has made available for inspection and copying all books and records of Company and has fully and completely furnished to CARL such information as has been requested.  Additionally, the Company has disclosed it received a Grand Jury

Subpoena for records production from the United States District Court for the Eastern District of Tennessee dated May 29, 2003 seeking the production of the corporation’s books and records for 5 years which the corporation has and continues to provide said records as requested.  No other actions have been taken in connection with this subpoena.  Apart from this subpoena, there is no litigation or proceeding pending or threatened against or relating to the Company or its business.

2.8

Disclosure.  No representations or warranties by Company or Hall in this Agreement and no statement contained in any document, certified or other writing furnished or to be furnished by Company or Hall to CARL pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, contained or will contain any untrue statements of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

2.9

Permits and Licenses.  The business of AIMSI has complied and currently complies in all material respects with all applicable laws and regulations.  Further, the business of AIMSI does not currently require, and has not in the past required, application to procure any license, permit, franchise, order or approval.

2.10

Tax Filings.  All tax reports of AIMSI have been filed as due and no filings are delinquent.  Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability.

2.11

Compliance With Law.  AIMSI is in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the U.S. Securities and Exchange Commission and all applicable state departments.

ARTICLE III

CLOSING AND EXCHANGE OF SHARES

3.1

Closing.  This agreement shall be deemed to be closed (“Closing Date”) and binding on CARL, the Company and Hall (jointly the “Parties”) at such time that the parties are in receipt of faxed copies of this agreement executed by the parties.

3.2

Terms of the Exchange.  On or before thirty (30) days after the Closing Date, or such as stated below:

a)

In consideration for the company’s shares to be acquired by CARL pursuant hereto, CARL will issue a total of 8,640,000 shares represented by certificates as follows:

One certificate for 3,840,000 shares in the name of Hall

One certificate for 4,800,000 shares in the name of Hall

The 3,840,000 shares will represent 80% of the outstanding and issued shares of capital stock of the new company after the changes in capitalization pursuant to 3.3 below.  If the post reverse-split shares issued exceed 260,000, then Hall shall be issued additional shares to ensure that his shares represent 80% of the outstanding and issued shares of capital stock in the new company.

b)

The Exchange Shares shall not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of CARL, or any other person whatever.

c)

The Company Shareholders shall in consideration for their receipt of the Exchange Shares, transfer and deliver to CARL certificates representing all of the issued and outstanding Company Shares owned by them.  Carl shall receive good and merchantable title to the Company Shares, which shall be transferred to CARL free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever.

3.3

Restriction on Transfer.  The Exchange Shares, when issued and delivered hereunder, will not be registered under the Securities Act of1933, as amended, nor will Hall be granted any registration rights under such Act as to such shares.  Hall acknowledges that the Exchange Shares have been acquired for investment and with no present intent to make any resale, assignment, transfer or hypothecation of all or any part thereof and that the certificates representing the Exchange Shares will bear a restrictive legend which states in effect that such shares have not been registered under the Securities Act of 1933, as amended, and consequently may not be resold, assigned, transferred or hypothecated unless registered under such Act or, in the opinion of CARL’s counsel, an exemption from the registration requirements of such Act is available for such transaction.

Hall represents and acknowledged that he is acquiring these shares pursuant hereto for his own account, for purposes of investment and not with a view to public distribution of the shares in question; is familiar with and understands the content and general legal effect of Rule 144 (governing offers, resale or delivery after sale of restricted securities) promulgated by the SEC under the Act, and which in particular requires a holding period for restricted securities of at least one year (and perhaps two years if CARL should be deemed to not have “adequate current information publicly available”) before they can be sold; and he has consulted with his own attorneys and advisors to the extent he has deemed necessary or prudent to do so, in respect of the legal effect and tax consequence to him of entering into this agreement and that in entering into this agreement, he is not relying on any advice or representation (excepting only such as may be specifically set forth herein) of any other party (or representative of a party) hereto.

3.4

Change in Capitalization of CARL.

A.

CARL will reverse split its issued shares on a 1-for-200 basis with a minimum of 2,000 shares for shareholders who currently own 2,000 or more shares and no split for holders of fewer than 2,000 shares, resulting in approximately 260,000 shares issued prior to the acquisition.  The exact number will be determined by the number of beneficial owners and shareholders in CEDE & Co.  Beneficial owner claims will be considered by CARL’s board of directors.

B.

CARL will issue 1,800,000 post reverse split shares to convert debt owed to Rhonda Corporation under a note dated January 31, 2003; represented by certificates as follows: one certificate for 600,000 and one certificate for 1,200,000 shares.  These shares will carry that restricted date and Company and Hall agree that Rhonda may transfer portions of these shares to not more than 5 individuals.  CARL will also issue 100,000 shares of restricted post-split stock for services resulting in 2,160,000 shares outstanding immediately prior to the exchange of shares.  Additionally, the only remaining liabilities after these activities will be an $80,000 note payable to the Rhonda Corporation.

3.5

10-KSB Audit – Within 45 days, the 2003 10-KSB audit and first quarter          10-QSB, shall be completed and filed with the Securities and Exchange Commission via Edgar.

3.6

All filings after the 2004 First Quarter 10-QSB shall be the responsibility of AIMSI, including all 8-Ks.

3.7

Closing Date/Effective Date.  All representations of the parties shall survive the closing and the representations and warranties shall be made as in effect on the Closing Date.

3.8

Closing Documents.

A.

With thirty (30) days after closing, CARL will deliver:

(1)

Certified copy of minutes of directors, authorizing this transaction:

(2)

Certificate of Good Standing from the state of Utah.

B.

To Be Delivered by Company or Hall within thirty (30) days of closing:

(1)

Certificates representing all shares of Company, together with an assignment of said shares;

(2)

Articles of Incorporation of Company;

(3)

By-Laws of Company.

3.9

Lock-Up Agreement.  Simultaneous with the Closing, the Rhonda Corporation, Waltraud Alston, Ingebourg Roelke, Glen R. Alston and Richard Day (the “CARL Shareholders”) will enter into a “lock-up” agreement providing that the CARL Shareholders will be subject to a lock-up-leak out agreement commencing 30 days after the close of the transaction, in which each person will not sell more than 5,000 shares per month for four months and 10,000 shares per month for the next six months or until 30 days after the company is trading on another exchange, whichever is earlier.

ARTICLE IV

COVENANTS OF COMPANY AND HALL

Company and Hall Insofar as they have power to direct Company by ownership of voting securities or otherwise, the Company Shareholders (Company and the Company Shareholders being collectively referred to below as the “Company Parties”), covenant and agree that, prior to the Effective date:

4.1

Effectuation of this Agreement.  The Company Parties will use their best efforts to cause this Agreement to become effective, and all transaction herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorization of the Company Parties, to make filings and give all notices to those regulatory authorities or other third parties, which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

4.2

Transactions.  The Company Parties will carry on Company’s business diligently and substantially in the same manner as heretofore conducted and will not enter into any transactions which are not in the ordinary course of Company business, or which  would singularly or in the aggregate be materially adverse to Company’s business, prospects or financial condition, taken as a whole, or which had not been previously disclosed to CARL.

4.3

Conduct of Business.

(a)

The Company Parties will not (i) permit or do or cause to be done anything which Company has represented in Article 11 not to have been done, except as other wise permitted in this Agreement or consented to by CARL in advance and in writing; (ii) make or permit any amendment to Company’s Articles of Incorporation or bylaws; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Company’s common stock, nor cause or permit the issuance of any additional shares of Company’s common stock, nor cause or permit the issuance of any additional shares of Company common stock, (iv) permit the increase of compensation of any type to any director or officer or other employee of Company; (v) to the best ability of the Company Parties, permit or do any act or omission to act the effect or which Company is a party; (vi) to the best ability of the Company Parties, permit or cause the waiver of the provisions of any federal state, municipal or foreign taxes payable by Company; or (vii) organize any subsidiary of Company, or acquire or permit the acquisition of any equity interest in any other business or entity, with the exception of those proposed transactions presently in negotiations and disclosed herein in Exhibit “C” (Company Business Plan).

(b)

To the best of their ability, the Company Parties will: (i) maintain Company’s books, accounts, and records that are now being maintained, on a consistent basis; (ii) maintain Company’s properties in good repair; (iii) comply with no violate any law, rule, regulation, or ordinance whatever applicable to Company or its business or any license or permit issued by the State of Tennessee, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

4.4

Issuance of Additional Securities.  Company shall not issue or permit the issuance of any common stock of Company or of any warrant, option or other right to subscribe for or acquire common stock or any other securities whatever of Company, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of Company, or any option or similar right to acquire such securities.

4.5

Access.  The Company Parties agree that they will allow CARL directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning Company’s respective affairs, operations and properties as CARL may reasonably request.  All information provided shall be furnished strictly subject to the confidentiality provisions of this Agreement.  The Company Parties may refuse to allow copies or abstracts to be made of any formula design plans for machinery or equipment, or any plans or details as to manufacturing or chemical processes, and the like; provided that representatives of CARL shall be allowed access to such things for inspections, in order to satisfy themselves that such things exist and are substantially as represented to CARL.

4.6

Stand-Still Agreement.  Other than those potential acquisitions which have previously been disclosed to CARL, the Company Parties agree not to solicit from any third party an offer or expression of interest in or involving Company, or substantially all of its assets or securities (whether outstanding or authorized but unissued) and further agree that they will promptly inform CARL of the existence of any such unsolicited offer or expression of interest.

4.7

Release and indemnification of Officers, Directors and Shareholders of CARL.  The Company and the Company Parties hereby release and waive all claims against the current officers, directors and shareholders of CARL and hereby agree to indemnify such officers, directors and shareholders (including attorney’s fees and costs) from any and all claims, litigation, adversary proceedings or any other matter whatsoever.

ARTICLE V

COVENANTS OF CARL

CARL covenants and agrees that, prior to the Effective Date:

5.1

Effectuation of this Agreement.  CARL will use its best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorization of third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

5.2

Conduct.

(a)

CARL will not (i) permit or do or cause to be done anything which CARL has represented in Article I not to have been done, except as otherwise permitted in this Agreement, or consented to by Company in advance and in writing; (ii) make or permit any amendment to CARL Articles of Incorporation or bylaws; (iii) to CARL’s best ability, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by CARL.

(b)

To the best of its ability CARL will: (i) maintain its books, accounts and records as now being maintained, on a consistent basis; (ii) comply with and not violate any law, rule necessary to preserve the charter issued by the State of Utah, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

5.3

Access.  CARL agrees that it will allow Company’s directors, officers, accountants, attorney and other representative full access during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning its affairs as the Company Parties may reasonably request.  All information provided shall be furnished strictly to the confidentiality provisions of Agreement.

ARTICLE V1

GENERAL PROVISIONS

6.1

Further Assurances.  At any time, and from time to time after the date of this Agreement, each and every party hereto shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

6.2

Waiver.  Any failure on the part of any party hereunder to comply with any of their obligations, agreements or conditions may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

6.3

Headings; Counterparts.  The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

6.4

Survival of Representations, Warranties and Covenants.  All of the representations, warranties, covenants and agreements of the parties contained herein shall survive the date and execution of this Agreement.

6.5

Legal Counsel. The parties hereby acknowledge that they have had an opportunity to obtain legal counsel in respect of all matters leading to, and including the transaction evidenced hereby.

6.6

Amendment and Modification; Binding Effect.  The parties hereto may amend, modify and supplement this Agreement only in writing, dated and signed by all parties.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

6.7

Entire Agreement.  This instrument and the exhibits attached hereto contain the entire agreement of the parties hereto with respect to the exchange of the Company’s Stock for CARL Stock, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.  Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto.

6.8

Notices.  Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be given by hand delivery, certified or registered U.S. mail or a private courier service which provides evidence of receipt as part of its service, as follows:

(a)

if to a Shareholder, individually to such shareholder, addressed respectively as follows:

1)

Advanced Integrated Management Services, Inc.

702 S.  Illinois Avenue Suite B-203

Oak Ridge, TN 37830

Cc to:

John E. Seago, Atty At Law

8126 Once Calais Ave.  Suite 2-C

Baton Rouge, LA  70809

2)

Reginald Hall

22 Rivers Run Way

Oak Ridge, TN  37830

(b)

if to CARL, addressed to:

Carmina Technologies, Inc.

810, 540 – 5th Avenue, SW, Calgary

Alberta, Canada  T2P 0M2

Any party may change the address to which notices hereunder are to be sent by giving written notice to all other parties of such change as herein provided.  Any notice given hereunder shall be deemed given on the date of hand delivery, deposit with the U.S. Postal Service or delivery to a courier service, as appropriate.

6.9

Severability.  If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

6.10

Use of Certain Terms.  The term “Shareholder” shall also include all predecessors of a Shareholder and businesses acquired by or merged with those of any Shareholder.

6.11

Governing Law.  This Agreement shall be governed by and construed in accordance with laws of the State of Tennessee applicable to contracts made and to be performed therein.  Jurisdiction and venue over any disputes arising under this Agreement shall be in Knoxville, Tennessee.

6.12

Agreement for Alternative Dispute Resolution Options.  The parties understand, stipulate and agree that should any misunderstanding, dispute, discrepancy, disagreement or controversy arise between the parties involving the construction, application, facilitation or consummation of ay of the terms, covenants, conditions or arrangements of this Agreement, they shall first undertake, endeavor and participate, in good faith, to resolve such disputes by non-judicial settlement through alternative dispute resolution methods, including mediation, and if not successful then arbitration, by and through mutually agreed selection of a mediation or arbitration entity.  Such alternative dispute resolution methods, either through mediation or arbitration, shall first be attempted in good faith and if unsuccessful then only after a formal mutual determination in writing that such alternative dispute resolution methods have been unsuccessful, may either of the parties then resort to judicial litigation in a court of competent jurisdiction.  Nothing in this provision shall be construed to be a waiver by either party of its respective right to seek immediate relief, including injunctive relief, from a court of law.

6.13

All cost of enforcing etc.  Both parties agree this agreement shall be construed according to the laws of the State of Tennessee and the exclusive venue for any legal proceeding shall be Knoxville, State of Tennessee for either state or federal proceedings.  All costs of enforcing this Agreement shall be paid for by the party in default hereof, including, but not limited to, court costs, deposition costs, accounting fees, expert witness fees, and attorney’s fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective May 14, 2004.

“Purchasers”

“Company”

Carmina Technologies, Inc

Advanced Integrated Management Services, Inc.

/s/ John M. Alston

/s/ Reginald Hall

Authorized Signature

Authorized Signature

John M. Alston

Reginald Hall

Typed/Printed Name

Typed/Printed Name

President

President/CEO

Position/Title

Position/Title

“Hall”

/s/ Reginald Hall

Reginald Hall

5-14-04                                 _

Date